Report of Independent Registered Public Accounting Firm

To the Board of Trustees of FundVantage Trust and
Shareholders of the Lateef Fund, WHV International
Equity Fund, WHV/Seizert Small Cap Value Equity
Fund,WHV/Acuity Tactical Credit Long/Short Fund, WHV/EAM
International Small Cap Equity Fund, WHV/EAM Emerging
Markets Small Cap Equity Fund, Pemberwick Fund, Private
Capital Management Value Fund, Pacific Capital Tax-Free
Securities Fund, Pacific Capital Tax-Free Short
Intermediate Securities Fund, Estabrook Investment Grade
Fixed Income Fund, Polen Growth Fund, Polen Global
Growth Fund, DuPont Capital Emerging Markets Fund,
DuPont Capital Emerging Markets Debt Fund, Gotham
Absolute Return Fund, Gotham Enhanced Return Fund,
Gotham Neutral Fund, and Gotham Absolute 500 Fund

In planning and performing our audit of the financial statements of the Lateef Fund, WHV International Equity
Fund, WHV/Seizert Small Cap Value Equity Fund,WHV/Acuity
Tactical Credit Long/Short Fund, WHV/EAM International
Small Cap Equity Fund, WHV/EAM Emerging Markets Small
Cap Equity Fund, Pemberwick Fund, Private Capital
Management Value Fund, Pacific Capital Tax-Free
Securities Fund, Pacific Capital Tax-Free Short
Intermediate Securities Fund, Estabrook Investment Grade
Fixed Income Fund, Polen Growth Fund, Polen Global
Growth Fund, DuPont Capital Emerging Markets Fund,
DuPont Capital Emerging Markets Debt Fund, Gotham
Absolute Return Fund, Gotham Enhanced Return Fund,
Gotham Neutral Fund, and Gotham Absolute 500 Fund
(constituting nineteen of the thirty one series of the FundVantage Trust, hereafter referred to as the "Funds") as of and for the period ended April 30, 2015, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of April 30, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/Pricewaterhouse Coopers LLP
Philadelphia, Pennsylvania
June 26, 2015